Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-264600 and 333-254987) on Form S-3 and registration statements (Nos. 333-270847, 333-269748, 333-266141, 333-266140, 333-260576 and 333-257859) on Form S-8 of Ouster, Inc. of our report dated March 31, 2023, with respect to the consolidated financial statements of Velodyne Lidar, Inc., which report appears in the Form 8-K/A of Ouster, Inc. dated April 27, 2023.

/s/ KPMG LLP

Santa Clara, California

April 27, 2023